Exhibit 10.12

RESTRICTED STOCK UNIT AWARD NOTICE
UNDER THE QUALTRICS INTERNATIONAL INC.
2014 STOCK OPTION AND GRANT PLAN
Pursuant to the Qualtrics International Inc. 2014 Stock Option and Grant Plan (the “Plan”), Qualtrics International Inc., a Delaware corporation (the “Company”), hereby grants to the grantee set forth below (the “Grantee”), an award of the number of Restricted Stock Units (an “Award”) indicated below, subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Award Notice”) the attached Restricted Stock Unit Award Agreement (this “Agreement”) and in the Plan. Each Restricted Stock Unit shall relate to one share of Class B Common Stock, par value $0.0001 per share, of the Company (“Share”).

Grantee:	[ ]

No. of Restricted Stock Units:	[ ]

Grant Date:	[ , 2018]

Expiration Date:	[ , 2025]
[7 years from Grant Date]

Vesting Commencement Date:	[ ]

Vesting Schedule:	In accordance with Section 1 of the Agreement, the Restricted Stock Units shall be subject to both a time-based vesting schedule and performance vesting:

(a) Time-Based Vesting Schedule: 20 percent of the Restricted Stock Units shall satisfy the Time Condition (as defined in the Agreement) upon the first anniversary of the Vesting Commencement Date; provided the Grantee continues to have a Service Relationship with the Company as a [            ] at such time. Thereafter, the remaining 80 percent of the Restricted Stock Units shall satisfy the Time Condition in 16 equal quarterly installments following the first anniversary of the Vesting Commencement Date, provided the Grantee continues to have a Service Relationship with the Company as a [            ] at such time.

Notwithstanding anything in this Award Notice or the Agreement to the contrary, in the case of a Sale Event, this Award shall be treated as provided in Section 3(c) of the Plan; provided that, the Time Condition shall be deemed satisfied with respect to 50 percent of the Restricted Stock Units that had not yet satisfied the Time Condition as of such date, provided the Grantee continues to have a Service Relationship as a [            ] immediately prior to such Sale Event.

(b) Performance Vesting: The Restricted Stock Units shall satisfy the performance vesting on the first to occur of (i) immediately prior to a Sale Event or (ii) the Company’s Initial Public Offering, in either case, occurring prior to the Expiration Date.

Attachments: Restricted Stock Unit Agreement, 2014 Stock Option and Grant Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE QUALTRICS INTERNATIONAL INC.
2014 STOCK OPTION AND GRANT PLAN
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Restricted Stock Unit Award Notice and the Plan.
1.Conditions and Vesting of Restricted Stock Units. The Restricted Stock Units are subject to both a time-based condition (the “Time Condition”) and performance-based vesting (the “Performance Vesting”) described in paragraphs (a) and (b) below, both of which must be satisfied prior to the Expiration Date before the Restricted Stock Units will be deemed vested and may be settled in accordance with Section 3 of this Agreement.
(a)    Time Condition. The Time Condition shall be satisfied in accordance with the Time-Based Vesting Schedule set forth in the Award Notice.
(b)    Performance Vesting. The Restricted Stock Units shall only satisfy the Performance Vesting on the first to occur of (i) immediately prior to a Sale Event or (ii) the Company’s Initial Public Offering, in either case, occurring prior to the Expiration Date.
(c)    Vesting Date. Each date as of which both the Time Condition and Performance Vesting described in paragraphs (a) and (b) have been satisfied with respect to any Restricted Stock Units shall be referred to as a “Vesting Date.” No Vesting Date shall occur after the Expiration Date. To the extent the Restricted Stock Units have not satisfied both the Time Condition and the Performance Vesting, such Restricted Stock Units shall expire and be of no further force or effect on the Expiration Date.
2.Termination of Service Relationship. If the Grantee’s Service Relationship with the Company terminates for any reason (including death or disability) prior to the satisfaction of the Performance Vesting set forth in Section 1(b) above, all Restricted Stock Units (whether or not such Restricted Stock Units have satisfied the Time Condition as of such date) shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units. If the Grantee’s Service Relationship with the Company as a [           ] terminates for any reason (including death or disability) following the satisfaction of the Performance Vesting but prior to the satisfaction of the Time Condition set forth in Section 1(a) above, any Restricted Stock Units that have not satisfied the Time Condition as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units.
3.Receipt of Shares of Stock. As soon as practicable following each Vesting Date, but in no event later than March 15th of the year following the calendar year in which the Vesting Date occurs, the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have satisfied the Time Condition and Performance Vesting pursuant to Section 1 of this Agreement on such Vesting Date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan.
5.Transfer Restrictions.
(a)    Award Not Transferrable. The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee.
(b)    Beneficiary Designation. This Award is personal to the Grantee. The Grantee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company and may revoke or change such designation at any time by filing written notice of revocation or change with the Company. Such beneficiary may be entitled to benefits under this Award in the event of the death of the Grantee after a Vesting Date but before the settlement of this Award in accordance with the terms and conditions of this Award. If the Grantee does not designate a beneficiary, or if the designated beneficiary predeceases the Grantee, the legal representative of the Grantee or the Grantee’s estate shall be the beneficiary.
(c)    Restrictions on Transfer of Shares. The Shares acquired upon settlement of the Restricted Stock Units may not be sold, transferred or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 1 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement. In addition, the Shares acquired upon settlement of the Restricted Stock Units shall be subject to the restrictions contained in Section 9 of the Plan.
(d)    Lock-Up. If requested by the Company, a Grantee shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, the Grantee shall execute a separate letter confirming his or her agreement to comply with this Section.
6.Tax Withholding.
(a)    Grantee Responsible for Tax-Related Items. Regardless of any action that the Company or the Grantee’s actual employer or a Subsidiary or affiliate of the Company with which the Grantee has a Service Relationship if the Grantee is a consultant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the

Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, without limitation, the grant, vesting, or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Grantee shall not make any claim against the Company or its Board of Directors, officers or employees related to Tax-Related Items arising from this Award or the Grantee’s other compensation. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Withholding. The Grantee shall, not later than the date as of which the receipt or settlement of this Award becomes a taxable event for Federal income tax purposes, satisfy any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Such withholding shall be satisfied, in the Company’s sole discretion, (i) by the Company withholding from Shares to be issued to the Grantee a number of Shares with an aggregate Fair Market Value that would satisfy the minimum withholding amount due; (ii) with respect to a Grantee who is not an executive officer or director of the Company nor subject to the reporting requirements of Section 16 of the Exchange Act at the time of such withholding, by the Company causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer; or (iii) by requiring the Grantee to pay to the Company, or make arrangements satisfactory to the Committee for payment of, the required tax withholding obligation.
7.Section 409A of the Code. This Award is intended to constitute a “short term deferral” for purposes of Section 409A of the Code to the greatest extent possible and the Award will be administered and interpreted in accordance with that intent. To the extent that any provision of this Agreement is ambiguous as to its exemption from Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder are exempt from Section 409A of the Code. Solely for purposes of Section 409A of the Code, each issuance of Shares on (or shortly following) a Vesting Date shall be considered a separate payment. The Company makes no representation or warranty and shall have no liability to the Grantee or any other person if any provisions of this Award are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
8.Miscellaneous Provisions.
(a)    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief,

including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(b)    Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Grantee in exchange for, or by virtue of his or her ownership of, this Award or Shares acquired pursuant thereto.
(c)    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Utah.
(e)    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(f)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(g)    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
(h)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(i)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j)    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.    Acknowledgements of the Grantee.
(a)    The Grantee represents and agrees that the Shares to be acquired upon settlement of this Award will be acquired for investment, and not with a view to the sale or distribution thereof.
(b)    In the event that the sale or issuance of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Grantee shall represent and agree at the time of settlement of this Award resulting in the transfer of Shares that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
(c)    Neither the Company nor any Subsidiary or affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary or affiliate to terminate the Service Relationship of the Grantee at any time.
(d)    The Grantee understands that the Shares may not be registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof).
(e)    The Grantee understands and agrees that he or she may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 5(d) hereof.
[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

Qualtrics International, Inc.

By:

Name:
The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the Award granted hereby is subject to the terms of the Plan and of this Agreement. The undersigned also hereby acknowledges and agrees that the Shares are subject to transfer restrictions as set forth in this Agreement and in the Plan. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE (Sign):

Printed name:

Address:

DESIGNATED BENEFICIARY (if Grantee wishes to designate beneficiary):

Beneficiary Name:

Address: